Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED JUNE 30, 2012

ANGLETON, TX, JULY 26, 2012 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the second quarter which ended June 30, 2012.

Second Quarter 2012 Results

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Net Sales (in millions)	$630	$593	$586
Net Income (in millions)	$14	$6	$15
Net Income – non-GAAP (in millions)	$18	$14	$15
Diluted EPS	$0.24	$0.10	$0.24
Diluted EPS – non-GAAP	$0.32	$0.25	$0.25
Operating margin (%)	2.9%	1.3%	2.4%
Operating margin – non-GAAP (%)	3.7%	3.0%	2.5%

Second Quarter 2012 Highlights

•	Revenue of $630 million increased 6% and 8%, respectively, over Q1 of 2012 and Q2 of 2011.
•	Non-GAAP diluted earnings per share of $0.32 increased 28% over both Q1 of 2012 and Q2 of 2011.
•	Operating margin for the second quarter was 3.7% excluding restructuring and Thailand flood related charges of $5 million.
•	Thailand flood related charges of $5 million consist of costs directly attributable to the Thailand flood which are expected to be recovered from insurance in subsequent periods.
•	Cash flows provided by operating activities for Q2 2012 were approximately $41 million.
•	Cash and long-term investments balance was $297 million at June 30, 2012. Long-term investments consist of $16 million of auction rate securities.
•	Accounts receivable was $458 million at June 30, 2012; calculated days sales outstanding were 65 days compared to 72 days at March 31, 2012.
•	Inventory was $388 million at June 30, 2012; inventory turns improved to 6.0 times from 5.5 at March 31, 2012 and 5.5 at June 30, 2011.
•	Repurchases of common shares for the second quarter totaled $19 million or 1.4 million shares.

President and CEO Gayla J. Delly commented, “We are very pleased with the solid execution of our team for the second quarter in a weakening environment. Notably, our revenue and margin improvements were achieved while supporting numerous program ramps from previous quarters’ bookings as well as the ongoing Thailand recovery efforts. Looking forward, the second quarter business development efforts provided strong bookings which is meaningful as these upcoming program launches together with the programs recently introduced will drive positive momentum in the face of a challenging macro environment.”

Second Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended June 30, 2012, March 31, 2012 and June 30, 2011.

	June 30,	March 31,	June 30,
	2012	2012	2011
Computers and related products for business enterprises	31%	31%	28%
Industrial control equipment	26%	27%	28%
Telecommunications equipment	25%	25%	23%
Medical devices	10%	9%	10%
Testing and instrumentation products	8%	8%	11%

Third Quarter 2012 Outlook

•	Revenue between $595 and $625 million
•	Diluted earnings per share between $0.27 and $0.32 (excluding restructuring and Thailand flood related charges)

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “these upcoming program launches together with the programs recently introduced will drive positive momentum in the face of a challenging macro environment”, our sales and diluted earnings per share (excluding special items) guidance for the third quarter of 2012, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2011, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011
Income from operations (GAAP)	$18,268	$14,166	$26,093	$29,947
Restructuring charges	286	480	250	480
Thailand flood related charges	4,658	—	14,876	—
Non-GAAP income from operations	$23,212	$14,646	$41,219	$30,427

Net income (GAAP)	$13,580	$14,701	$19,178	$29,214
Restructuring charges, net of tax	287	477	161	477
Thailand flood related charges	4,373	—	13,375	—
Non-GAAP net income	$18,240	$15,178	$32,714	$29,691

Earnings per share: (GAAP)
Basic	$0.24	$0.24	$0.34	$0.48
Diluted	$0.24	$0.24	$0.33	$0.48

Earnings per share: (Non-GAAP)
Basic	$0.32	$0.25	$0.57	$0.49
Diluted	$0.32	$0.25	$0.57	$0.49

Weighted average shares used in calculating earnings per share:
Basic	56,963	60,159	57,223	60,537
Diluted	57,198	60,567	57,599	61,125

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Net sales	$630,031	$585,549	$1,223,448	$1,123,861
Cost of sales	584,040	547,798	1,136,949	1,048,486

Gross profit	45,991	37,751	86,499	75,375

Selling, general and administrative expenses	22,779	23,105	45,280	44,948
Restructuring charges	286	480	250	480
Thailand flood related charges	4,658	—	14,876	—

Income from operations	18,268	14,166	26,093	29,947

Other income (expense):
Interest income	231	443	609	847
Interest expense	(322)	(331)	(647)	(663)
Other	(448)	731	(82)	296
Total other income (expense), net	(539)	843	(120)	480

Income before income taxes	17,729	15,009	25,973	30,427

Income tax expense	4,149	308	6,795	1,213

Net income	$13,580	$14,701	$19,178	$29,214

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	56,963	60,159	57,223	60,537
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	235	408	376	588
Denominator for diluted earnings per share	57,198	60,567	57,599	61,125

Earnings per share:
Basic	$0.24	$0.24	$0.34	$0.48
Diluted	$0.24	$0.24	$0.33	$0.48

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

June 30, 2012

(Amounts in Thousands)

(UNAUDITED)

Assets
Current assets:
Cash and cash-equivalents	$280,812
Accounts receivable, net	457,969
Inventories, net	387,665
Other current assets	74,722

Total current assets	1,201,168

Long-term investments	15,729
Property, plant and equipment, net	168,483
Other assets, net	69,665
Goodwill, net	37,912

Total assets	$1,492,957

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$458
Accounts payable	277,042
Accrued liabilities	66,488

Total current liabilities	343,988

Capital lease obligations, less current installments	10,361
Other long-term liabilities	22,169
Shareholders’ equity	1,116,439

Total liabilities and shareholders’ equity	$1,492,957